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                                 EXHIBIT 10(b)

                  AMENDMENT TO THE J. C. PENNCY COMPANY, INC.
                           BENEFIT RESTORATION PLAN


         Effective as of March 22, 2001, the term "Benefit Plans Review Committee" is deleted and the term "Human Resources and Compensation Committee" is substituted therefor in each place in which it appears.